Exhibit 10.2

CONSENT TO CONVERT ACCOUNT RECEIVABLE AGREEMENT

This Consent to Convert Account Receivable Agreement (the “Agreement”) is entered into as of August 8, 2013 by and between Broadcast International, Inc., a Utah corporation (the “Company”), and Donald Harris (“Harris”).

A.           The Company and Harris entered into an Accounts Receivable Purchase Agreement dated as of April 5, 2013 (the “AR Agreement”).

B.           The Company intends to merge with AllDigital Holdings, Inc., a condition of which is the conversion of all debt to equity and in order to facilitate a conversion into equity of the AR Agreement in exchange for registered common stock, the AR Agreement must be converted into a convertible note.

C.           The Company has authorized the issuance of convertible notes and Harris has agreed to exchange his AR Agreement for a convertible note equal in priority to the convertible notes currently outstanding.

NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

1.           Conversion of AR Agreement.  Harris agrees to accept and does hereby accept a Senior Secured Convertible Note in the amount of $750,000 in the form attached hereto in full and complete satisfaction of all amounts owed by the Company under the terms of the AR Agreement.

2.           Miscellaneous.

  (a)           Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the Company, Harris and their respective successors and assigns; provided, however, that the foregoing shall not authorize any assignment by the Company of its rights or duties hereunder.

  (b)           Integration.  This Agreement and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Agreement.

  (c)            Course of Dealing; Waivers.  No course of dealing on the part of the Parties, nor any failure or delay in the exercise of any right by Harris, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right.  Harris’ failure at any time to require strict performance by the Company of any provision shall not affect any right of Harris’ thereafter to demand strict compliance and performance.  Any suspension or waiver of a right must be in writing signed by Harris or the  Collateral Agent representing similarly secured convertible note holders.

  (d)           Notices.  All notices or demands by any party relating to this Agreement shall be provided as set forth in the Note.

(e)           Time is of the Essence.  Time is of the essence as to each and every term and provision of this Agreement.

(f)           Counterparts.  This Agreement may be signed in counterparts and all of such counterparts when properly executed by the appropriate parties thereto together shall serve as a fully executed document, binding upon the parties.

(g)           Legal Effect.  If any provision of this Agreement conflicts with applicable law, such provision shall be deemed severed from this Agreement, and the balance of this Agreement shall remain in full force and effect.

(h)           Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of Utah without regard to principles of conflicts of laws that would cause the application of the laws of any jurisdictions other than the State of Utah.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the first date above written.

THE COMPANY:
BROADCAST INTERNATIONAL, INC.

By:	/s/ James E. Solomon
Name: James E. Solomon
Title: Chief Financial Officer
Date: August 8, 2013

HARRIS

/s/ Donald A. Harris